PokerTek Reports Second Quarter 2008 Financial Results

MATTHEWS, NC - July 29, 2008—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the second quarter ended June 30, 2008.

Highlights of recent announcements and operating results are as follows:

Second Quarter and First Half 2008 Operating Highlights
•	Revenues increase 319% for the quarter and 367% for the first half on strong performance in its casino and amusement product lines
•	Operating expenses decline sequentially for third consecutive quarter
•	EPS improves 33% for the quarter and 32% for the first half of 2008

Recent Announcements and Events
•	Secured new credit facility with Silicon Valley Bank
•	Trump Plaza in Atlantic City installed 12 PokerPro tables
•	Loto-Québec opened fifth 100% PokerPro room totaling 55 tables in Quebec
•	Aristocrat installed 23 PokerPro tables in Bulgaria
•	Heads-Up Challenge expanded distribution and placements in Europe

Revenue
Consolidated revenues for the second quarter of 2008 were $3.8 million, an increase of 319% from the comparable period of 2007 and 20% sequentially when compared to the first quarter of 2008. For the first half of 2008, consolidated revenues were $7.0 million, an increase of 367% from the comparable period of 2007. Revenue growth was driven by strong performance in both the casino and amusement product lines.

Recurring licensing and service fees from PokerPro systems totaled $1.4 million for the second quarter, an increase of 136% from the second quarter of 2007. For the first half of 2008, recurring revenues were $2.9 million, an increase of 165% from the comparable period of 2007. This growth from prior year periods was driven primarily by domestic casino placements and a significantly larger base of installed PokerPro systems.

Product sales totaled $2.4 million for the second quarter, an increase of 671% from the second quarter of 2007. For the first half of 2008, product sales were $4.1 million, an increase of 932% from the comparable period of 2007.

The growth in product sales was partially attributable to the successful launch of the new Heads-Up Challenge amusement product. Sales of Heads-Up Challenge contributed $1.4 million for the second quarter and $2.4 million for the first half of 2008. In addition, sales of Casino products, primarily to Aristocrat International Pty., grew 237% to $1.1 million on a quarterly basis and 326% to $1.7 million for the first half of 2008.

Operating Expenses
Consolidated operating expenses, including non-cash depreciation and share-based compensation, for the quarter ended June 30, 2008 were $3.9 million, an increase of 7.0% compared to the second quarter of 2007. For the first half, operating expenses were $8.1 million, an increase of 17% compared to the first half of 2007. On a sequential basis, operating expenses declined 6.4% compared to the first quarter of 2008.

As a percent of total revenue, operating expenses improved to 102% of revenue for the second quarter of 2008 and 115% for the first half of 2008. This compares to 399% in the second quarter of 2007 and 457% for the first half of 2007.

Improvements in operating expense as a percent of total revenue were directly attributable to the rapid growth in casino and amusement revenues combined with management initiatives to generate positive operating leverage by controlling costs as the business grows.

Operating Results
Net loss per common share was $(0.18) for the second quarter and $(0.37) for the first half of 2008, an improvement of 33% from $(0.27) for the second quarter of 2007 and 32% from $(0.54) for the first half of 2007.

New Credit Facility
On July 25, 2008, the Company entered into a $5.0 million credit facility with Silicon Valley Bank. The maximum availability under the facility is approximately $4.1 million, based on specified percentages of domestic and foreign accounts receivable and inventory, which will vary from time to time. This facility has a one-year term, bears interest at Prime plus 1.5% and contains restrictive covenants and other provisions customary for this type of facility.

Management Comments
“PokerTek is in growth mode,” said Chris Halligan, CEO of PokerTek. “Our casino business is performing well all around the world. We’re adding prestigious new customers such as Trump Plaza in Atlantic City and many customers, like Carnival and Loto-Québec, continue to expand their PokerPro installations.”

“Our amusement business continues to deliver significant contributions to our top and bottom lines,” added Halligan. “Heads-Up Challenge is off to a fast start. As we continue to add new distributors, new features and innovative financing programs, we hope to increase our growth rate even more.”

“Financially, we’re making progress in several key areas,” said Mark Roberson, PokerTek’s CFO. “Revenues are ramping, operating expenses are trending down, and our new credit facility positions us well for future growth.”

Conference Call

PokerTek will host a conference call to discuss its second quarter 2008 results on Tuesday, July 29, 2008 at 5:00 p.m. Eastern Time. Interested parties may listen to and participate in the conference call by dialing (888) 713-4216 (U.S./Canada) or (617) 213-4868 (Other) and entering passcode 54348689. The conference call will be webcast simultaneously through a link on our website, www.pokertek.com, under the heading “Investors,” as well as at www.earnings.com and www.streetevents.com. A replay of the conference call will be available approximately two hours after the conclusion of the call for approximately 24 hours by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (Other) and entering passcode 98248665. A replay of the conference call will also be made available for one year on our website, www.pokertek.com, under the heading “Investors.”

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets PokerPro™ and PokerPro Heads-Up™, automated poker tables and related software applications developed to increase casino revenue, reduce expenses and attract new players into poker rooms. PokerTek™ entered the amusement space by introducing Heads-Up Challenge™, a heads-up poker table for bars and restaurants that targets adults who play for amusement only. PokerPro tables are located in the United States, Canada, Panama, Germany, Bulgaria, Australia, South Africa and on several major cruise lines.

For more information, please visit the company's website at www.pokertek.com or contact Mark Roberson at 704.849.0860 x101.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30
	2008	2007	2008	2007
Revenues:
License and service fees	$1,420,263	$601,991	$2,941,939	$1,110,102
Product sales	2,419,827	313,705	4,099,647	397,170
Total revenues	3,840,090	915,696	7,041,586	1,507,272

Costs and operating expenses:
Cost of product sales	1,724,940	243,865	2,953,873	317,452
Selling, general and administrative	2,453,336	2,060,840	5,035,308	3,923,543
Research and development	743,921	1,122,791	1,719,233	2,130,079
Depreciation	709,105	467,443	1,326,563	833,251
Total costs and operating expenses	5,631,302	3,894,939	11,034,977	7,204,325

Operating loss	(1,791,212)	(2,979,243)	(3,993,391)	(5,697,053)

Interest income (expense), net	(39,357)	168,422	26,498	259,254

Net loss before income taxes	(1,830,569)	(2,810,821)	(3,966,893)	(5,437,799)

Income tax expense	(123,473)	-	(123,473)	-

Net loss	$(1,954,042)	$(2,810,821)	$(4,090,366)	$(5,437,799)

Net loss per common share - basic and diluted	$(0.18)	$(0.27)	$(0.37)	$(0.54)

Weighted average common shares outstanding - basic and diluted	10,934,464	10,503,810	10,934,464	9,990,765

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

Assets	June 30, 2008 (unaudited)	December 31, 2007
Current assets:
Cash and cash equivalents	$3,169,179	$1,229,980
Short-term investments	-	5,950,000
Accounts receivable, net	2,022,055	968,536
Inventory	2,830,457	2,642,481
Prepaid expenses and other assets	178,778	331,199
Total current assets	8,200,469	11,122,196

Other assets:
PokerPro systems, net	4,314,549	4,991,634
Property and equipment, net	620,576	605,046
Long-term investments	3,673,950	-
Other assets	492,660	377,029

Total assets	$17,302,204	$17,095,905

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$2,310,218	$1,465,202
Accrued liabilities	1,067,754	964,173
Short-term debt	1,016,314	-
Total current liabilities	4,394,286	2,429,375

Long-term debt	2,034,172	-

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 10,934,464 shares at June 30, 2008 and December 31, 2007	-	-
Additional paid-in capital	41,876,852	41,353,220
Accumulated deficit	(30,777,056)	(26,686,690)
Accumulated other comprehensive loss	(226,050)	-
Total shareholders' equity	10,873,746	14,666,530

Total liabilities and shareholders' equity	$17,302,204	$17,095,905

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30
	2008	2007
Cash flows from operating activities:
Net loss	$(4,090,366)	$(5,437,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,326,563	833,251
Share-based compensation expense	523,632	363,081
Changes in assets and liabilities:
Accounts and other receivables	(1,053,519)	(436,257)
Prepaid expenses and other assets	36,790	(71,358)
Inventory	(187,976)	8,655
PokerPro systems	(549,493)	(2,307,456)
Accounts payable and accrued expenses	948,597	(115,335)
Net cash used in operating activities	(3,045,772)	(7,163,218)
Cash flows from investing activities:
Purchases of property and equipment	(115,515)	(12,989)
Sale of investments	2,050,000	15,650,000
Purchase of investments	-	(20,400,000)
Net cash provided by (used in) investing activities	1,934,485	(4,762,989)
Cash flows from financing activities:
Proceeds from long-term debt	2,000,000	-
Proceeds from short-term debt	1,000,000	-
Proceeds from issuance of common stock, net of expenses	-	12,549,172
Proceeds from common stock options exercised	-	14,760
Proceeds from capital lease	52,034	-
Repayments of capital lease	(1,548)	-
Net cash provided by financing activities	3,050,486	12,563,932
Net increase in cash and cash equivalents	1,939,199	637,725
Cash and cash equivalents, beginning of period	1,229,980	1,803,501
Cash and cash equivalents, end of period	$3,169,179	$2,441,226